                                  September 30, 1997

                                                                  Exhibit 10.1


Wayne P. Garrett
Vice President - Financial/ Chief Financial Officer
Cambridge SoundWorks, Inc.
311 Needham Street
Newton, MA  02164

    Re:  Amendment to Loan and Security Agreement dated as of April 27, 1995
         -------------------------------------------------------------------

Dear Wayne:

    We refer to the Loan and Security Agreement dated as of April 27, 1995 (as amended, the "Loan Agreement"), between Cambridge SoundWorks, Inc. (the "Borrower") and BankBoston, N.A. (f/k/a The First National Bank of Boston) (the "Lender").

    This will confirm our understanding that, from and after the date hereof:

    (1) Section 1.2 of the Loan Agreement is amended by inserting, immediately after clause (b), the following new clause (c):

        (c) notwithstanding clauses (a) and (b) above, are due from Creative Technology, Inc. or any of its Subsidiaries, provided that if any such account debtor is located in the United States, the Commonwealth of Puerto Rico or the U.S. Virgin Islands, then the Lender shall have a valid and perfected first-priority security interest therein; or"

    (2) The first sentence of Section 1.3 of the Loan Agreement is amended to read in its entirety as follows:

        "1.3 "Base Finished Goods Inventory" means Inventory consisting of finished goods located in the United States, as to which the Borrower has acquired title, the Lender has acquired a first-priority security interest and the Borrower has furnished to the Lender information as provided by Section 3.4."

    (3) The first sentence of Section 1.5 of the Loan Agreement is amended to read in its entirety as follows:

         "1.5 "Base Raw Materials Inventory" means Inventory consisting of raw materials (other than supplies and packaging) located in the Unites States, as to which the Borrower has acquired title, the Lender has acquired a first-priority security interest and the Borrower has furnished to the Lender information as provided by Section 3.4."

    (4) Section 1.6 of the Loan Agreement is amended to read in its entirety as follows:

         "Borrowing Base" shall mean an amount equal to the lesser of: (i) $11,000,000 or (ii) the sum of (A), solely during the period from September 15 through February 14 of each year, eighty percent (80%) of the Net Outstanding Amount of Base Accounts, (B) thirty percent (30%) of the Net Security Value of
         Base Raw Materials Inventory, and (C) seventy percent (70%) of the Net Security Value of Base Finished Goods Inventory (provided that for purposes of clauses (B) and (C) above, the aggregate amount determined by applying such percentages shall not exceed $7,500,000). Whenever the Borrowing Base is used as a measure of Loans it shall be computed as of, and the Loans referred to shall be those reflected in the Loan Account at, the time in question."

    (5) The parenthetical contained in the sixth line of Section 1.16 of the Loan Agreement is amended to read in its entirety as follows:

         "(including, without limitation, third-party processing liens and liens in favor of any vendor)"

    (6) Section 1.18 of the Loan Agreement is amended to read in its entirety as follows:

         "1.18 "Net Outstanding Amount of Base Accounts" means the net amount of Base Accounts outstanding after (a) eliminating from the aggregate amount of outstanding Base Accounts such Accounts as are unpaid more than sixty (60) days after invoice date, and which the Lender no longer wishes to include therein, (b) deducting from the aggregate face amount of the remaining Base Accounts (i) Accounts owing from affiliates (other than those owing from Creative Technology, Inc. and its Subsidiaries), (ii) all payments, adjustments and credits applicable thereto, and (iii) all amounts due thereon considered by the Lender to be difficult to collect or uncollectible by reason of return, rejection, repossession, loss or damage of or to the merchandise giving rise thereto, a merchandise or other dispute, Insolvency of the account debtor, or any other reason, and (c) eliminating from the aggregate amount of outstanding Base Accounts such Accounts as are owing from any Ineligible Account Party or any supplier to the Borrower, all as determined by the Lender in its sole discretion, which determination shall be final and binding upon the Borrower."

    (7) Section 1 of the Loan Agreement is amended by inserting at the end thereof the following new definition:

         "1.2 "Ineligible Account Party" shall mean any account debtor or consolidated group including such account debtor who has twenty percent (20%) or more of its aggregate Accounts owing to the Borrower unpaid more than ninety (90) days after invoice date or which are otherwise excluded from the definition of "Net Outstanding Amount of Base Accounts" pursuant to any of the provisions of that definition."

    (8) Subsection (d) of Section 2.14 of the Loan Agreement is amended to read in its entirety as follows:

         "(d) as soon as available to the Borrower, but in any event (i) within twenty (20) days after the end of each fiscal month, a written report in form satisfactory to the Lender setting forth the Borrowing Base as of the last day of such fiscal month and all relevant components thereof, and all relevant calculations and other information relating thereto, including without limitation a detailed accounts receivable aging report, a backlog report and a designation of inventory, as of such last day, all certified on behalf of the Borrower by the chief financial officer of the Borrower; and (ii) not later than the last day of each fiscal month, a written report in form satisfactory to the Lender setting forth the Borrowing Base with respect to accounts receivable as of the fifteenth day of such month and all relevant components thereof, and all relevant calculations and other information relating thereto, including without limitation a detailed accounts receivable aging report, as of such fifteenth day, all certified on behalf of the Borrower by the chief financial officer of the Borrower;"

    (9) Section 2.14 of the Loan Agreement is further amended by adding the following two clauses at the end thereof:

         "(h) as soon as available to the Borrower, but in any event within one hundred eighty (180) days after each fiscal year-end of Creative Technology, Inc. and its Subsidiaries, the consolidated balance sheet of Creative Technology, Inc. and its Subsidiaries as at the end of, and related statements of income, retained earnings and cash flow for, such fiscal year prepared in accordance with GAAP and, in the case of such statement, audited by Price Waterhouse L.L.P. or other certified public accountants reasonably accepted to the Lender;
         (i) as soon as available to the Borrower, but in any event within ninety (90) days after the end of each fiscal quarter of Creative Technology, Inc. and its Subsidiaries, the consolidated balance sheet of Creative Technology, Inc. and its Subsidiaries as at the end of, and related statements of income, retained earnings and cash flow for, the portion of the fiscal year then ended and for the fiscal quarter then ended, prepared in accordance with GAAP, except for normal year-end audit adjustments (none of which are material) and footnotes with respect to unaudited reports, and certified by the chief financial officer of Creative Technology, Inc."

    (10) Section 5.1 (b) of the Loan Agreement is amended to read in its entirety as follows:

         "(b) Interest on Loans computed on the daily debit balance in the Loan Account (i) for amounts up to and including $8,000,000 at a rate which at all times shall be equal to the Base Rate plus one-quarter of one percent (.25%), and (ii) for amounts exceeding $8,000,000, at a rate which at all times shall be equal to the Base Rate plus three-quarters of one percent (.75%), calculated on the basis of a 360-day year for the actual number of days elapsed, provided however, that even if the Lender has not made demand for such interest and an Event of Default has not occurred, such interest, to the extent accrued but unpaid, shall be nonetheless paid by the Borrower on the last day of each month; provided, further, however, that if any Loan is not paid when due or upon demand, then the debit balance of the Loan Account shall bear interest, to the extent permitted by law, compounded monthly at an interest rate equal to the rate of four percent (4%) above the Base Rate in effect on the first business day after such Loan becomes overdue. Any change in the Base Rate shall become effective as of the beginning of the day during which such change in the Base Rate occurs;"

    (11) Section 13.1 is amended: (i) by deleting the name of Gregory N. Andrews; and (ii) by inserting in place thereof the following name:

         "Wayne Garrett"

    (12) Section 13.1 is further amended: (i) by deleting the name and address of Timothy G. Clifford; and (ii) by inserting in place thereof the following name and address:

         "Jennifer D. Palasinski
         Assistant Vice President
         BankBoston, N.A.
         100 Federal Street
         Boston, Massachusetts 02110"

    Except to the extent specifically amended by the preceding paragraphs, all of the terms, conditions and provisions of the Loan Agreement remain unmodified, and the Loan Agreement, as amended by this letter, is confirmed as being in full force and effect. In addition, this letter does not constitute a waiver of any rights or remedies which the Lender may have under the Loan Agreement or otherwise arising.

    Please sign this letter where indicated below to confirm your agreement with the provisions hereof, and return the same together with authorizing resolutions of the Board of Directors, a Certificate of Good Standing, a Certificate of Incumbency, and a satisfactory legal opinion.

                        Very truly yours,

                        BANKBOSTON, N.A. (f/k/a  THE FIRST NATIONAL
                        BANK OF BOSTON)



                        By:  /s/ Christopher S. Allen
                            --------------------------
                        Title:  Director


ACCEPTED AND AGREED
as of the date of the above letter:

CAMBRIDGE SOUNDWORKS, INC.



By:  /s/ Wayne P. Garrett
    ----------------------
Title:  VP Finance, CFO